                                                                   EXHIBIT 23.11

                 CONSENT OF AMERICAN APPRAISAL ASSOCIATES, INC.

     We hereby consent to the use in the Registration Statement on Form S-4 of EVI Weatherford, Inc., and in the Joint Proxy Statement/Prospectus of Christiana Companies, Inc. and EVI Weatherford, Inc. which forms a part thereof, of our opinion dated December 1, 1997 appearing as Appendix G to such Joint Proxy Statement/Prospectus, and to the description therein of such opinion and to the references therein to us. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

AMERICAN APPRAISAL ASSOCIATES, INC.

       /s/ RONALD M. GEORGEN
--------------------------------------
          Ronald M. Georgen
              President

Milwaukee, Wisconsin
July 8, 1998